Exhibit 21
GMAC LLC

GMAC LLC Subsidiaries as of December 31, 2007

Subsidiary companies of GMAC LLC are listed below.

State or sovereign power of
Name of subsidiary	incorporation

GMAC LLC	Delaware
Banco GMAC S.A.	Brazil
Basic Credit Holding Company, L.L.C.	Delaware
American Suzuki Financial Services Company LLC	Delaware
Nuvell Credit Company LLC	Delaware
Nuvell Financial Services LLC	Delaware
Nuvell National Auto Finance LLC	Delaware
Saab Financial Services LLC	Delaware
Capital Auto Receivables LLC	Delaware
Central Originating Lease, LLC	Delaware
G.M.A.C. Financiera de Colombia S.A. Compania de Financiamiento Comercial	Colombia
Gamma Auto Receivables LLC	Delaware
GMAC Nederland N.V.	Netherlands
GMAC Suisse S.A.	Switzerland
GM Credit AB	Sweden
GMAC (Thailand) Ltd.	Thailand
GMAC — Prestadora de Serviços de Mão-de-Obra Ltda.	Brazil
GMAC Australia LLC	Delaware
GMAC Automotriz Limitado	Chile
GMAC Bank Polska Spolka Akcyjna	Poland
GMAC Colombia S.A. LLC	Delaware
GMAC Comercial Automotriz Chile S.A.	Chile
GMAC Comercial Finance (Holdings) Limited	England
GMAC Commercial Finance LLC	Delaware
GMAC Commercial LLC	Delaware
GMAC Compania Financiera S.A.	Argentina
GMAC Continental LLC	Delaware
Masterlease Limited	England
GMAC del Ecuador S.A.	Ecuador
GMAC Financial Services India Limited	India
GMAC Financial Services Limited	Korea
GMAC (NZ) Limited	New Zealand
GMAC Holdings (U.K.) Limited	England
GMAC UK plc	England
GMAC Hungary Financial Services	Hungary
GMACI Holdings LLC	Delaware
GMAC Insurance Holdings, Inc.	Delaware
Aba Seguros, S.A. de C.V.	Mexico
GMAC Insurance Management Corporation	Delaware
GMAC International Insurance Company Ltd.	Bermuda
GMAC RE Corp.	Delaware
GMAC Securities Corporation	Delaware
MEEMIC Insurance Services Corporation	Delaware

Exhibit 21
GMAC LLC

State or sovereign power of
Name of subsidiary	incorporation

Motors Insurance Corporation	Delaware
MEEMIC Insurance Company	Michigan
MIC General Insurance Corporation	Michigan
MIC Property and Casualty Insurance Corporation	Michigan
Universal Warranty Corporation	Michigan
GMAC International Holdings Coöperatief U.A	Netherlands
G.M.A.C. — Comercio e Aluguer de Veiculos, Lda	Portugal
GMAC Hungary kft	Hungary
GMAC Italia S.p.A.	Italy
General Motors Acceptance Corporation of Canada, Limited	Canada
GMAC — Instituicao Financeira de Credito, S.A.	Portugal
GMAC Banque S.A.	France
GMAC d.o.o. (domiciled in Croatia)	Croatia
GMAC Finansiering A/S	Denmark
GMAC International Finance B.V	Netherlands
GMAC Pan European Auto Receivable Lending (PEARL) B.V	Netherlands
GMAC, a.s	Czech Republic
LLC GMAC CIS	Russia
GMAC International LLC	Delaware
GMAC Latin America Holdings LLC	Delaware
Autofinanciamiento GMAC, S.A. de C.V.	Mexico
GMAC Arrendamiento S.A. de C.V.	Mexico
GMAC MEXICANA, S.A. de C.V. Sociedad Financiera de Objeto Limitado Filial	Mexico
Servicios GMAC S.A. de C.V.	Mexico
GMAC Lease B.V. (aka Masterlease Europe)	Netherlands
GMAC Leasing GmbH	Austria
GMAC Leasing of DE LLC	Delaware
GMAC MEXICANA, S.A. de C.V. Sociedad Financiera de Objeto Limitado Filial	Mexico
GMAC Mortgage Group LLC	Delaware
GMAC Mortgage Holdings LLC	Delaware
Residential Capital, LLC	Delaware
GMAC Residential Holding Company, LLC	Delaware
GHS Global Relocation U.K. Limited	United Kingdom
GMAC Home Services, LLC	Delaware
GMAC Mortgage, LLC	Delaware
GMACB Service Company, LLC	Delaware
GMACRH Settlement Services, LLC	Delaware
GMAC-RFC Holding Company, LLC	Delaware
GMAC RFC International Holdings Coöperatief U.A	Canada
GMAC Residential Funding of Canada Limited	Canada
Residential Accredit Loans, Inc.	Delaware
Residential Asset Mortgage Products, Inc.	Delaware
Residential Asset Securities Corporation	Delaware
Residential Funding Company, LLC	Delaware

Exhibit 21
GMAC LLC

State or sovereign power of
Name of subsidiary	incorporation

GMAC-RFC Auritec, S.A.	Mexico
GMAC-RFC Australia Pty Limited	Australia
GMAC-RFC Brasil Ltda.	Brazil
GMAC-RFC Chile Inversiones Ltda.	Chile
GMAC-RFC Europe Limited	England
GMAC-RFC Holdings Limited	England
Homecomings Financial, LLC	Delaware
Residential Asset Management Company LLC	Delaware
Residential Funding Mortgage Exchange, LLC	Delaware
Residential Funding Securities, LLC	Delaware
Residential Funding USA Corporation	Delaware
Residential Funding Mortgage Securities I, Inc.	Delaware
Residential Funding Mortgage Securities II, Inc.	Delaware
GMAC North America LLC	Delaware
GMAC Realty United Mortgage Properties Investments LLC	Delaware
GMAC Servicios S.A.	Colombia
GMAC South America LLC	Delaware
GMAC Sverige AB	Sweden
GMAC US LLC	Delaware
GMAC, Australia (Finance) Limited	Australia
IB Finance Holding Company, LLC	Delaware
GMAC Bank	Utah
Master Lease Austria GmbH	Austria
Pardo Rabello Inversiones S.R.L.	Argentina
SA Holding One LLC	Delaware
SA Holding Two LLC	Delaware
Semperian LLC	Delaware
Variable Asset Receivables LLC	Delaware
Wholesale Auto Receivables LLC	Delaware